Exhibit 4.31

Agreement for the Rendering of Services

THIS AGREEMENT for the rendering of services (the “Agreement”) is entered into as of September 8, 2016 ("Effective Date") by and between Yissum Research Development Company of the Hebrew University of Jerusalem Ltd. (“Yissum”) and Kamada Ltd. (“Company”).

Yissum and the Company hereby agree to all of the following terms and conditions:

1.
The Services: The Company hereby requests Yissum to perform the laboratory studies and testing relating to the Company's recombinant AAT development program for its proprietary products (the “Services”). The objectives and specifications of the Services shall be detailed in the protocol attached hereto as Appendix A (the "Service Protocol"), which shall constitute an integral part of this Agreement.

2.
Time Schedule: The Services are to be performed during the Service Period stated below, and in accordance with the estimated completion dates of the different activities and tasks detailed in Appendix A (the “Time Schedule”):

Start on:   September 11, 2016
Complete on: September 10, 2017 the (“Service Period”).

Notwithstanding the above, the Parties acknowledge the Time Schedule is an estimated time schedule only, and that there may be delays/changes in the completion dates of certain tasks listed in the Service Protocol. Such delays may, consequently, result in a delay or change in the Time Schedule and/or Service Period. The Researcher shall inform the Company and Yissum of any such delays/changes as soon as it becomes evident that there will be any delay/change, in which case the Parties will negotiate in good faith the amendment of the Time Schedule and/or Service Period.

3.
The Researcher: The Services will be performed by or under the sole control and supervision of Dr. Tsafi Danieli, or such other qualified person as may be determined and appointed by Yissum, provided that the Company has authorized in advance and in writing the appointment of such qualified person (the “Researcher”).

4.
The Scientific Report: The scientific report that will be required as a result of the Services rendered, will be presented directly to the Company by the Researcher within 14 (fourteen) days of the end of the Service Period (the “Scientific Report”). The Company acknowledges that no financial report will be given by Yissum.

5.
The Consideration: In consideration for provision of the Services and the Scientific Report, the Company shall be obligated to pay Yissum the total amount specified under Appendix A (exclusive of overhead), plus any applicable value added tax (the "Service Fee"). The Company shall pay the Service Fee in accordance with the milestones payments set forth under Appendix A.

Payment shall be made [*****] following the presentation of an invoice. In the event that the Company fails to pay an invoiced amount in a timely manner, Yissum shall be entitled to add to the unpaid invoiced amount an additional amount equal to annualized interest of Prime (as determined by the Bank of Israel) plus 5% per annum.

6.
Intellectual Property:  It is hereby agreed that the Company retains ownership in its Confidential Information, as defined below, and in all its intellectual property rights related thereto. In addition, any intellectual property belonging to either the Company or Yissum prior to the execution of this Agreement will remain the sole property of either the Company or Yissum, respectively.

All data generated from the provision of the Services, including the Scientific Report, which are specifically required and contemplated under the Service Protocol (the "Company Data”"), shall be owned by the Company upon full payment of the Service Fee, and shall be automatically assigned by Yissum to Company and be the property of Company or its assignee. No royalties or other payments of any kind whatsoever shall be made by Company to Yissum with respect to the Company Data or the use and exploitation thereof for any purpose, other than such payments due to Yissum pursuant to Section 5 hereof.

For the avoidance of doubt only, and without derogating from the generality of the foregoing, the Company shall be entitled, at its sole discretion, to make full use of the Company Data for any purpose, including, without limitation, the incorporation of such Company Data in any patent applications which the Company may file in connection with its intellectual property.

7.
Confidentiality: Yissum and the Researcher agree to maintain the confidentiality of any information disclosed to them by the Company in connection with the Services, which the Company identifies as confidential at the time of disclosure, or information that may considered as confidential by its nature, including the Company Data ("Confidential Information"), which by way of illustration, but not limitation, includes trade secrets, processes, formulas, data and know-how, improvements, inventions, techniques, products (actual or planned), regulatory, quality and intellectual property matters, research and development, marketing and business plans, strategies, forecasts, financial information, any kind of reports, flow charts, diagrams, working papers, designs and customer, suppliers, distributors, agents, employees and sub-contractors lists, and not to make public any such Confidential Information without the prior written permission of the Company. This undertaking shall not apply to Confidential Information that is in the public domain at the time of disclosure or thereafter enters the public domain through no fault of Yissum or the Researcher; or that the Researcher can show, by contemporaneous written evidence, was already known to him at the time of disclosure; or that is provided to Yissum or the Researcher by a third party having no obligations of confidentiality to the Company; or that is independently developed by an employee of the Hebrew University who is not the Researcher. In addition, Yissum or the Researcher shall be entitled to disclose Confidential Information pursuant to a valid judicial or administrative order, provided that they shall provide prompt notice to the Company of their receipt of such an order to allow the Company to seek appropriate protective order or any kind of relief against such order.

The undertakings pursuant to this Section 7 shall remain in full force and effect, for a period of seven (7) years following the termination or expiration of this Agreement.

Yissum acknowledges that Company’s shares are publicly traded on the Tel-Aviv Stock Exchange and the NASDAQ and undertakes not to use any Confidential Information in connection with the purchase or sale of securities of Company in violation of any applicable securities laws.

8.
Publications:  The Researcher will be permitted to publish information regarding her technical work connected to the Services provided that she first submits the publication to the Company. The Company may reasonably withhold its consent to such publication solely to delete sensitive Company owned Confidential Information and to allow for the filing of patent applications or similar intellectual property protection on any of the Company’s intellectual property that might appear in the proposed publication, provided however that in no event will such Company consent be withheld for a period longer than 90 days from the day that the Researcher first submitted the said publication to the Company, after which time the publication will be automatically permitted.

9.
Use of Names: Both Parties shall not make any use of any kind of the name of the other party (or Researcher(s) and/or Yissum and/or the Hebrew University with respect to Yissum's organs) without the prior written consent of the other party, which consent shall not be unreasonably withheld.

10.	Relationship of the Parties: The parties do not stand in a relationship of employer-employee. Such relationship shall be that of requester – independent contractor.

11.
Dispute Resolution:  The cases in which a dispute shall arise between the Company and Yissum in connection with this Agreement or any rights or obligations arising hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Israel, regardless of any choice of law principles. The competent court in Tel-Aviv - Jaffa shall have exclusive jurisdiction with respect to any and all actions brought hereunder, and each party irrevocably submits to the jurisdiction of such court.

12.
Authorized Signatories: Signature by at least two authorized representatives of Yissum on this Agreement shall constitute Yissum’s approval and agreement to all that is written herein. The Company warrants that the person or persons signing this agreement are authorized to bind the Company.

13.	Disclaimer of Warranty, Liability and Indemnification; Insurance:

(a)
Nothing contained in this Agreement shall be construed as a warranty on the part of Yissum that any results or inventions will be achieved by the Services, or that the results of the Services, if any, are or will be of commercial or scientific value to the Company.

(b)
Yissum and the Hebrew University, and their respective parents, affiliates, officers, directors, employees, agents and contractors, (all such parties collectively: the “Indemnitees”), shall not be liable for any claims, actions, demands, losses, damages, costs and expenses (including without limitation legal fees) (collectively: “Claims”) made, brought or suffered by the Company or by any third parties arising from any exploitation or use of the Services provided (including without limitation any Services work product and data), unless such Claims are generated as a result of gross negligence of willful misconduct of Yissum or the Indemnitees in rendering the Services.

(c)
In the event that any third party Claim is brought against Yissum and/or any of the Indemnitees as set out in Section 13(a) above, the Company shall indemnify the relevant Indemnitees and hold them harmless from and against any and all such damages, liability, losses, costs and/or expenses in accordance with final court verdict, unless such Claims are a result of gross negligence of willful misconduct of Yissum or the Indemnitees in rendering the Services.

(d)
Each party shall maintain, at its own cost and expense, during the term of this Agreement, insurance policies of such types and with such liability limits as reasonably required to adequately cover its legal liabilities hereunder. The provisions under this Clause 13(d) shall survive the expiration or termination of this Agreement.

14.	Termination:

(a)	Unless terminated in accordance with the provisions of this Agreement, this Agreement shall end upon the presentation of the Scientific Report.

(b)
Each party shall be entitled to terminate this Agreement in the event of a breach by the other party of its obligations under this Agreement, including, but not limited to, any payment failure, which is not remedied by the breaching party within thirty (30) days of receipt of written notice from the non-breaching party.

(c)
The Company may terminate this Agreement at any time, by a written notice to Yissum, at least [*****] in advance, without such termination being considered as a breach of this Agreement. If the Agreement is terminated prior to the end of the Service Period, all amounts to be paid under this Agreement up to the date of termination shall include all milestone activities payments to be made up to the effective date of termination, as set forth in Appendix A, and shall considered as non-refundable. In the event that the effective date of termination is prior to the completion of all the tasks to be performed under a particular activity, payment will be made to Yissum as if all tasks to be performed under such activity have been fully completed.

(d)	Sections 6, 7, 8, 9, 11 and 13 shall survive termination of this Agreement.

15.	General:

(a)
This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement may not be supplemented, modified, amended, released or discharged except by an instrument in writing signed by each party’s duly authorized representative.

(b)	All caption and headings in this Agreement are for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

(c)	Any waiver by either party of any default of breach hereunder shall not constitute a waiver of any provision of this Agreement or of any subsequent default of breach of the same or a different kind.

IN WITNESS WHEREOF, the parties, each by its duly authorized signatory, have caused this Agreement to be executed as of the date indicated below:

Kamada Ltd. 7 Sapir St., Science Park, Kiryat Weizmann, Ness-Ziona, 74036 Israel		Yissum Research Development Company of the Hebrew University of Jerusalem Ltd. Hi-Tech Park, Edmond J. Safra Campus, Givat Ram, P.O.B 39135, Jerusalem 91390, Israel
By: ________________ Name: Amir London Title: CEO Date:______________	By: ________________ Gil Efron Deputy CEO and CFO Date:______________	By: _________________ and __________________ Name: _______________ __________________ Title : ________________ ___________________ Date: _______________________________________

Researcher’s Agreement:
I the undersigned, Dr. Tsafi Danieli, of the Hebrew University of Jerusalem, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to fully cooperate with Yissum in order to ensure its ability to fulfill its obligations hereunder, as set forth herein.

Signature: ___________________________________      Date: _____________________________

Appendix A: Scope of Work for Research Program

Generation of a Mammalian Overexpression System for Recombinant AAT

Yissum shall perform the following activities under the Research in accordance with the following schedule and costs:

Activities	Task	Deliverables	Estimated Completion Date	Cost* (NIS)
Milestone I [*****]			From [*****]	[*****]
1	[*****]	[*****]	[*****]	[*****]
2	[*****]	[*****]	[*****]	[*****]
~~3~~	[*****]	[*****]	[*****]	[*****]
4	[*****]	[*****]	[*****]	[*****]
5	[*****]	[*****]	[*****]	[*****]
6	[*****]	[*****]	[*****]
6a	[*****]	[*****]	[*****]
	[*****]			[*****]
Milestone II: [*****]	[*****]		[*****]	[*****]
7	[*****]		[*****]	[*****]
Or 7a	[*****]	[*****]		[*****]
7b	[*****]		[*****]	[*****]
8	[*****]	[*****]	[*****]	[*****]
9	[*****]	[*****]
10	[*****]	[*****]	[*****]	[*****]
11	[*****]	[*****]	[*****]	[*****]
12	[*****]		[*****]	[*****]
13	[*****]		[*****]	[*****]
14	[*****]		[*****]	[*****]
15	[*****]	[*****]	[*****]
16	[*****]	[*****]	[*****]
	[*****]			[*****]
Total Service Fee: [*****] (*)
*  [*****]

Payment schedule

Milestone	Amount (NIS)	Percentage
[*****]		[*****]
[*****]		[*****]
[*****]		[*****]

[*****]		[*****]
[*****]		[*****]
[*****]		[*****]
[*****]		[*****]

Appendix B

Materials Provided (or paid by) by Kamada

1.	[*****]

2.	[*****]

3.	[*****]